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                                                                    EXHIBIT 23.8


                       CONSENT OF C.E. UNTERBERG, TOWBIN


         We hereby consent to the use of our opinion letter dated May 4, 2001 addressed to the Board of Directors of Verso Technologies, Inc. ("Verso"), included as Appendix B to the Joint Proxy Statement/Prospectus Telemate.Net Software, Inc. ("Telemate.Net") which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Telemate.Net with and into Titan Acquiring Sub, Inc., a wholly-owned subsidiary of Verso, and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        /S/ C.E. UNTERBERG, TOWBIN
                                            C.E. UNTERBERG, TOWBIN
June 1, 2001
New York, New York